UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on January 26, 2016, Verso Corporation (“Verso”) and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On June 23, 2016, the Bankruptcy Court entered an order, Docket No. 1223, confirming the Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of June 20, 2016 (the “Plan”). The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the “Plan Supplement”. Capitalized terms used but not defined in this Current Report on Form 8-K (this “Report”) have the meanings set forth in the Plan.

On July 15, 2016 (the “Effective Date”), the Plan became effective pursuant to its terms and the Debtors emerged from their chapter 11 cases.

The description of the Plan in this Report is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 2.2 to Verso’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2016.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facilities

On the Effective Date, pursuant to the terms of the Plan, Verso Paper Holdings LLC, a subsidiary of Verso (“Verso Holdings”), entered into a $375 million asset-based revolving credit facility (the “ABL Facility”) and a senior secured term loan agreement that provides for term loan commitments of $220 million with available loan proceeds of $198 million (the “Term Loan Facility” and, together with the ABL Facility, the “Credit Facilities”). Under the ABL Facility, Verso Holdings may request one or more incremental revolving commitments in an aggregate principal amount up to the excess, if any, of (a) the greater of (i) $75 million and (ii) the excess of the borrowing base at such time over the amount of the revolving facility commitments at such time, over (b) the aggregate amount of all incremental revolving facility commitments established prior to such time under the ABL Facility; however, the lenders are not obligated to increase the revolving comments upon any such request. Availability under the ABL Facility is subject to customary borrowing conditions. The ABL Facility contains a $150 million sublimit for letters of credit and a $35 million sublimit for swingline loans. The ABL Facility will mature on July 15, 2021. The final maturity date under the Term Loan Facility is October 14, 2022. The term loans provided under the Term Loan Facility are subject to quarterly principal amortization payments in an amount equal to the greater of (a) 2.00% of the initial principal amount of the term loans or (b) the excess cash flow in respect of such quarter as further described under the Term Loan Facility; however, if the liquidity of Verso Holdings is less than $75 million at any time during the 90-day period following the due date of such quarterly amortization payment or excess cash flow payment date, then the portion of such amortization amount that results in such liquidity being less than $75 million will not be payable by Verso Holdings, as further described in the Term Loan Facility. All unpaid principal amounts of the term loans are due on the final maturity date thereof.

The outstanding borrowings under the ABL Facility bear interest at an annual rate equal to, at the option of Verso Holdings, either (i) a customary London interbank offered rate plus an applicable margin ranging from 1.25% to 2.00% or (ii) a customary base rate plus an applicable margin ranging from 0.25% to 1.00%, determined based upon the average excess availability under the ABL Facility. Verso Holdings also is required to pay a commitment fee for the unused portion of the ABL Facility, which ranges from 0.25% to 0.375% per year, based upon the average revolver usage under the ABL Facility. The outstanding borrowings under the Term Loan Facility bear interest at a rate equal to, at the option of Verso Holdings, either (i) a customary London interbank offered rate (subject to a floor of 1%) plus 11.00% or (ii) a customary base rate plus 10.00%. With respect to eurocurrency loans under the Credit Facilities, Verso Holdings may elect an interest period of one, two, three or six months or such other period subject to the terms of the Credit Facilities.

Verso Holdings has the right to prepay loans under the ABL Facility at any time without a prepayment penalty, other than customary “breakage” costs with respect to eurocurrency loans. Any voluntary prepayment by Verso Holdings of the term loans under the Term Loan Facility will be subject to customary “breakage” costs with respect to eurocurrency loans and a 2% call premium until July 14, 2018, and a 1% call premium after July 15, 2018, but before July 14, 2020, and thereafter no call premium will apply to any voluntary prepayment of term loans. Such call premium may also apply to certain repricing amendments of the Term Loan Facility as further described therein.

All obligations under the Credit Facilities are unconditionally guaranteed by Verso Paper Finance Holdings LLC, a subsidiary of Verso (“Verso Finance”), and certain of the subsidiaries of Verso Holdings, and will be secured by liens on certain assets of Verso Finance and liens on substantially all of the assets of Verso Holdings and the other guarantor subsidiaries. The security interest with respect to the ABL Facility consists of a first-priority lien on the current assets of Verso Holdings and the guarantor subsidiaries, including accounts, inventory, deposit accounts, securities accounts and commodities accounts (the “ABL Priority Collateral”), and a second-priority lien on all other assets of Verso Holdings and the guarantor subsidiaries (the “Term Loan Priority Collateral”). The security interest with respect to the Term Loan Facility consists of a first-priority lien on the Term Loan Priority Collateral and a second-priority lien on the ABL Priority Collateral.

The ABL Facility requires Verso Holdings to maintain a minimum fixed charge coverage ratio when the excess availability is less than the greater of (a) 10% of the lesser of (i) the borrowing base at such time and (ii) the aggregate amount of revolving facility commitments at such time or (b) $30 million. The Term Loan Facility requires Verso Holdings to maintain a maximum total net leverage ratio as further described in the Term Loan Facility. The Credit Facilities also contain certain covenants which, among other things, and subject to certain exceptions, restrict Verso Holdings’ and certain of its subsidiaries’ ability to incur additional debt or liens, pay dividends, repurchase equity interests, prepay other indebtedness, sell, transfer, lease or dispose of assets, and make investments in or merge with another company. If Verso Holdings were to violate any of the covenants under the ABL Facility or the Term Loan Facility and were unable to obtain a waiver, it would be considered a default after the expiration of any applicable grace period. If Verso Holdings were in default under any Credit Facility, then the lenders thereunder may exercise remedies under such Credit Facility in accordance with the terms thereof. In addition, if Verso Holdings were in default under the ABL Facility, no additional borrowings under the ABL Facility would be available until the default was waived or cured. The Credit Facilities provide for customary events of default, including a cross-event of default provision in respect of any other existing debt instrument having an aggregate principal amount that exceeds $25 million.

Wells Fargo Bank, National Association, serves as administrative agent under the ABL Facility, and Barclays Bank PLC serves as administrative agent under the Term Loan Facility.

On the Effective Date, Verso Holdings borrowed $340 million under the Credit Facilities, with available loan proceeds of approximately $318 million, consisting of (a) $120 million under the ABL Facility and (b) $220 million under the Term Loan Facility with available loan proceeds of $198 million. The proceeds of the borrowings on the Effective Date under the Credit Facilities were used to (a) repay outstanding indebtedness under the debtor-in-possession financing credit facilities of Verso Holdings and its subsidiaries, (b) pay outstanding allowed administrative expenses and allowed claims in accordance with the Plan, and (c) pay fees, costs and expenses related to and contemplated by the Credit Facilities and emergence by Verso and its subsidiaries from bankruptcy. The proceeds of the borrowings under the ABL Facility after the Effective Date will be used for working capital and general corporate purposes, including permitted acquisitions.

Certain lenders under the Credit Facilities also served as lenders under certain of the Cancelled Credit Agreements (as defined below).

The descriptions of the ABL Facility and the Term Loan Facility are qualified in their entirety by reference to the full text of the facilities, which are incorporated by reference herein. Copies of the ABL Facility and the Term Loan Facility are included herein as Exhibits 10.1 and 10.2, respectively.

Performance Incentive Plan

On the Effective Date, pursuant to the operation of the Plan, the Verso Corporation Performance Incentive Plan (the “Performance Incentive Plan”) became effective.

The board of directors of Verso (the “Board”) or one or more committees appointed by the Board will administer the Performance Incentive Plan. The administrator of the Performance Incentive Plan has broad authority under the Performance Incentive Plan to, among other things, select participants and determine the types of awards that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Performance Incentive Plan include directors of Verso, officers or employees of Verso or any of its subsidiaries, and certain consultants and advisors to Verso or any of its subsidiaries. The types of awards that may be granted under the Performance Incentive Plan include stock options, stock appreciation rights, restricted stock, stock units, stock bonuses and other forms of awards granted or denominated in shares of the Class A common stock, par value $0.01 per share, of Verso (“Class A Common Stock”) or units of Class A Common Stock, as well as certain cash bonus awards.

The maximum number of shares of Class A Common Stock that may be issued or transferred pursuant to awards under the Performance Incentive Plan is 3,620,067. Shares that are subject to or underlie awards granted under the Performance Incentive Plan that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Performance Incentive Plan will not be counted against the share limit and will be available for subsequent awards under the Performance Incentive Plan. Shares that are exchanged by a participant or withheld by Verso as full or partial payment in connection with any award under the Performance Incentive Plan, as well as any shares exchanged by a participant or withheld by Verso or one of its subsidiaries to satisfy the tax withholding obligations related to any award, will not be counted against the share limit and will be available for subsequent awards under the Performance Incentive Plan. To the extent that an award granted under the Performance Incentive Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the share limit and will be available for subsequent awards under the Performance Incentive Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the Performance Incentive Plan, the number of shares delivered with respect to the award will be counted against the share limit. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the Performance Incentive Plan, the number of shares delivered with respect to the award will be counted against the share limit, as opposed to counting the number of underlying shares as to which the exercise related.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Performance Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to Verso’s stockholders.

The description of the Performance Incentive Plan is qualified in its entirety by reference to the full text of the Performance Incentive Plan, which is incorporated by reference herein. A copy of the Performance Incentive Plan is included herein as Exhibit 10.3.

Warrant Agreement

On the Effective Date, Verso entered into a warrant agreement (the “Warrant Agreement”) with Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company N.A., collectively as warrant agent. On the Effective Date, pursuant to the terms of the Plan, warrants (“Plan Warrants”) to purchase up to an aggregate of 1,810,035 shares of Class A Common Stock were issued to holders of Allowed Verso First Lien Claims.

Each Plan Warrant expires on July 15, 2023, and is initially exercisable for one share of Class A Common Stock at an initial exercise price of $27.86 per share. The Warrant Agreement contains customary anti-dilution adjustments in the event of any stock split, reverse stock split, reclassification, stock dividend or other distributions. In addition, the Warrant Agreement provides for anti-dilution adjustments in the event of below market stock issuances at less than 95% of the average closing price of the Class A Common Stock for the 10 consecutive trading days immediately prior to the applicable determination date, and for pro rata repurchases of Class A Common Stock.

The Warrant Agreement also provides that upon the occurrence of certain events constituting an Organic Change (defined in the Warrant Agreement to include any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Verso’s equity securities or assets or other similar transaction) as a result of which the Class A Common Stock would be converted into, changed into, or exchanged for, cash, stock, securities or other assets or property, each holder of a Plan Warrant will have the right to receive, upon exercise of a Plan Warrant, an amount of cash, stock, securities or other assets or property received in connection with such event with respect to or in exchange for the number of shares of Class A Common Stock for which such Plan Warrant is exercisable immediately prior to such event. In addition, provided that the Organic Change is other than one in which a successor entity (which may include Verso) is a publicly traded corporation, the holder of the Plan Warrant may request that Verso or the surviving person (as the case may be) purchase the Plan Warrants from such holder for cash in the amount equal to the Black Scholes Value (as defined in the Warrant Agreement).

The Plan Warrants permit a holder of Plan Warrants to elect to exercise its Plan Warrant pursuant to a cashless exercise (“Net Share Settlement”). If Net Share Settlement is elected, Verso will withhold and not issue to such holder, in payment of the exercise price, the number of shares of Class A Common Stock equal to the product of the number of shares of Class A Common Stock for which the Plan Warrants are being exercised, multiplied by the applicable exercise price, and divided by the average closing price of the Class A Common Stock for the 10 consecutive trading days immediately prior to the exercise date.

The description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is incorporated by reference herein. A copy of the Warrant Agreement is included herein as Exhibit 10.4.

Registration Rights Agreement

On the Effective Date, Verso entered into a registration rights agreement (the “Registration Rights Agreement”) with Oaktree FF Investment Fund Class F Holdings, L.P. and certain of its affiliates and Monarch Alternative Solutions Master Fund Ltd. and certain of its affiliates (collectively, the “Claimholders”), which each beneficially owned 7% or more of the New Common Stock (defined below) outstanding as of the Effective Date (on a fully diluted basis). The Registration Rights Agreement, however, will only become effective with respect to a Claimholder if such Claimholder acquires additional shares of Class A Common Stock on or prior to October 13, 2016, such that it beneficially owns 10% or more of the Class A Common Stock then outstanding (on a fully diluted basis) (a “Registration Rights Holder”).

If the Registration Rights Agreement becomes effective for a Claimholder, Verso will be required to file a shelf registration statement (the “Initial Shelf Registration Statement”) with the SEC to register such Registration Rights Holder’s Class A Common Stock, including such shares of Class A Common Stock issuable pursuant to the exercise of Plan Warrants (“Plan Warrant Shares”) or the conversion of Verso’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and any additional shares of Class A Common Stock or Plan Warrant Shares acquired by such Registration Rights Holder in open market or other purchases (collectively, “Registrable Securities”) for resale on or prior to the 90th day following receipt by Verso of notice of the effectiveness of the Registration Rights Agreement for such Registration Rights Holder. Verso will be required to keep the Initial Shelf Registration Statement effective until one year following the effective date of the Initial Shelf Registration Statement, provided that at the time the Company is eligible to register the Registrable Securities for resale by the Registration Rights Holders on Form S-3, such date shall be extended to three years following the effective date of the Initial Shelf Registration Statement. After the Initial Shelf Registration Statement is no longer required to be kept effective and for so long as any Registrable Securities remain outstanding, the Company must use its commercially reasonable efforts to become eligible and/or to maintain its eligibility to register the Registrable Securities on Form S-3 and must file a shelf registration statement on Form S-3.

If the Registration Rights Agreement becomes effective for a Claimholder, at any time, subject to certain exceptions, such Registration Rights Holder may request in writing that Verso effect the registration of all or part of such Registration Rights Holder’s Registrable Securities with the SEC (a “Demand Registration”), unless, among other things, the Registrable Securities requested to be registered are already covered by an existing and effective registration statement and such registration statement may be utilized for the offering and sale of the Registrable Securities requested to be registered. Registration Rights Holders are entitled to three Demand Registrations in the aggregate. The Registration Rights Agreement also provides that Verso will, subject to certain exceptions, facilitate an underwritten “takedown” (an “Underwritten Offering”) of a Registration Rights Holder’s Registrable Securities. Registration Rights Holders are entitled to three Underwritten Offerings in the aggregate; provided that if there is more than one Registration Rights Holder, such Registration Rights Holders will be entitled to four Underwritten Offerings in the aggregate. Verso is only required to effect a Demand Registration or a “takedown” in the form of an Underwritten Offering if either (a) the number of shares included in such demand request or “takedown” equals at least thirty-three percent of the Registrable Securities Number at the time the Registration Rights Agreement becomes effective for a Registration Rights Holder and/or (b) the Registrable Securities requested to be sold by the Registration Rights Holders in such demand request or “takedown” has an anticipated aggregate gross offering price (before deducting underwriting discounts and commission) of at least $20 million.

If at any time, and from time to time, when a Registration Rights Holder’s Registrable Securities are not already covered by an existing and effective registration statement, Verso proposes to (a) file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an Underwritten Offering of Class A Common Stock or (b) conduct an underwritten offering constituting a “takedown” of Class A Common Stock under a shelf registration statement previously filed by Verso, Verso must offer the Registration Rights Holders the opportunity to register such Registration Rights Holder’s Registrable Securities on the same terms and conditions as the registration of the other Verso securities in such proposed filing or underwritten offering, as applicable.

Verso will be responsible for all fees and expenses incident to its performance of, or compliance with, its obligations under the Registration Rights Agreement, excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees relating to the sale of Registration Rights Holder’s Securities. Verso will also pay the reasonable fees and disbursements of one legal counsel to the Registration Rights Holders retained in connection with any Demand Registration or Underwritten Offering.

Verso will indemnify each of the Registration Rights Holders against certain liabilities under the Securities Act in connection with any registration of the Registration Rights Holder’s Registrable Securities.

The obligations of Verso under the Registration Rights Agreement, except for indemnification and certain other provisions, will terminate with respect to Verso and such Registration Rights Holder on the date such Registration Rights Holder no longer beneficially owns any Registrable Securities.

The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is incorporated by reference herein. A copy of the Registration Rights Agreement is included herein as Exhibit 10.5.

Employment Related Arrangements

On the Effective Date, by operation of the Plan, to the extent any of the below employment related arrangements provided for equity awards, as of the Effective Date, such awards will no longer be honored:

•	Verso Paper Corp. Amended and Restated 2008 Incentive Award Plan;

•	Verso Paper Corp. Senior Executive Bonus Plan;

•	Verso Paper Corp. 2012 Bonus Plan;

•	Verso Paper Corp. 2009 Long-Term Cash Award Program for Executives;

•	Verso Paper Corp. 2012 Executive Long-Term Incentive Program;

•	Verso Paper Corp. Executive Retirement Program;

•	Verso Paper Deferred Compensation Plan;

•	Employment Agreement dated as of April 20, 2012, between David J. Paterson and Verso Paper Corp.; and

•	Employment Offer Letter Agreement dated as of September 8, 2015, between Verso Corporation and Allen J. Campbell.

However, such employment related arrangements will be unaffected by the Plan and the occurrence of the Effective Date in all other respects.

Item 1.02	Termination of Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, related to or connected with any equity interests of Verso (“Pre-Effective Equity Interests”), including the outstanding shares of Verso’s common stock, par value $0.01 per share (“Pre-Effective Date Common Stock”), issued and outstanding immediately prior to the Effective Date, and any rights of any Holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Debt Securities and Credit Agreements

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by Verso Holdings and Verso Paper Inc., a subsidiary of Verso (“Verso Inc.”), (collectively, the “Cancelled Notes”) and the related collateral agreements and registration rights, as applicable, were cancelled and the indentures governing such obligations were cancelled, except to the extent necessary to (a) permit the Holders of Claims under the Cancelled Notes to receive Plan Distributions, (b) allow the Indenture Trustees to exercise any charging liens for the payment of fees and expenses and for indemnification as provided under the Cancelled Notes, and (c) permit the Indenture Trustees to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan:

•	11.75% Senior Secured Notes due 2019, issued pursuant to an indenture dated as of March 21, 2012, among Verso Holdings, Verso Inc., the guarantors named therein, and U.S. Bank, N.A., as successor trustee, as supplemented thereafter;

•	11.75% Senior Secured Notes due 2019, issued pursuant to an indenture dated as of January 7, 2015, among Verso Holdings, Verso Inc., the guarantors named therein, and U.S. Bank, N.A., as successor trustee, as supplemented thereafter;

•	11.75% Secured Notes due 2019, issued pursuant to an indenture dated as of May 11, 2012, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee, as supplemented thereafter;

•	8.75% Second Priority Senior Secured Notes due 2019, issued pursuant to an indenture dated as of January 26, 2011, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee, as supplemented thereafter,

•	Second Priority Adjustable Senior Secured Notes due 2020, issued pursuant to an indenture dated as of August 1, 2014, among Verso Holdings, Verso Inc., the guarantors named therein, and Delaware Trust, N.A., as successor trustee, as supplemented thereafter;

•	11 3/8% Senior Subordinated Notes due 2016, issued pursuant to an indenture dated as of August 1, 2006, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Savings Fund Society, as successor trustee, as supplemented thereafter; and

•	Adjustable Senior Subordinated Notes due 2020, issued pursuant to an indenture dated as of August 1, 2014, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Savings Fund Society, as trustee, as supplemented thereafter.

On the Effective Date, by operation of the Plan, all outstanding obligations under the following credit agreements (collectively, the “Cancelled Credit Agreements”) entered into by the borrowers thereto and the related collateral agreements were cancelled and the credit agreements governing such obligations were cancelled, except to the extent necessary to (a) permit the Holders of Claims under the Cancelled Credit Agreements to receive Plan Distributions, (b) permit the Debtors and the Agents to make Plan Distributions on account of the Allowed Claims under the Cancelled Credit Agreements, as applicable, and deduct therefrom such reasonable compensation, fees, and expenses due to the applicable Agent thereunder or incurred by the applicable Agent in making such Plan Distributions, and (c) permit the Agents to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of this Plan:

•	Credit Agreement dated as of May 4, 2012 (the “Verso CF Revolver Credit Agreement”), among Verso Finance, Verso Holdings, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers, as amended thereafter;

•	Credit Agreement dated as of May 4, 2012, among Verso Finance, Verso Holdings, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers, as amended thereafter;

•	Credit Agreement dated as of May 5, 2014, among Verso Maine Power Holdings LLC, a subsidiary of Verso, Verso Androscoggin Power LLC, a former subsidiary of Verso, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint book runners;

•	Superpriority Secured Debtor-in-Possession Credit Agreement dated as of January 26, 2016, among Verso Finance, Verso Holdings, each of the subsidiaries of Verso Holdings party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Wells Fargo Bank, N.A., as joint bookrunners and lead arrangers, and Wells Fargo Bank, N.A., as documentation agent, as amended thereafter;

•	Superpriority Senior Debtor-in-Possession Asset-Based Revolving Credit Agreement dated as of January 26, 2016, among NewPage Investment Company LLC, a subsidiary of Verso, NewPage Corporation, a subsidiary of Verso, each of the subsidiaries of NewPage Corporation party thereto, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, BMO Harris Bank N.A., as co-collateral agent, Wells Fargo Bank, National Association, as syndication agent, and Barclays Bank PLC, BMO Capital Markets Corp and Wells Fargo Bank, National Association, as joint lead arrangers and joint bookrunners; and

•	Superpriority Senior Debtor-in-Possession Term Loan Agreement (the “NewPage DIP Term Loan”) dated as of January 26, 2016, among NewPage Investment Company LLC, NewPage Corporation, each of the subsidiaries of NewPage Corporation party thereto, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and Barclays Bank PLC, as lead arranger and book runner; as amended thereafter.

Notwithstanding the foregoing, any contingent or unliquidated obligations of the Debtors under the three debtor-in-possession financing credit agreements listed above that were not satisfied on the Effective Date will survive the Effective Date. As discussed under Item 1.01 of this Report under the heading “Credit Facilities,” the proceeds of the borrowings on the Effective Date under the Credit Facilities were used to repay outstanding indebtedness under the three debtor-in-possession financing credit agreements listed above. As further previously disclosed, Holders of the Cancelled Notes and lenders under the Verso CF Revolver Credit Agreement and the NewPage DIP Term Loan received New Common Stock (defined below) and Plan Warrants, as applicable, on the Effective Date in satisfaction of all or a portion of their Allowed Claims pursuant to the terms of the Plan.

Shared Services Agreement

On the Effective Date, by operation of the Plan, the Shared Services Agreement dated as of January 7, 2015, among Verso, NewPage Holdings Inc., and NewPage Corporation was terminated and all claims thereunder were cancelled, released and discharged.

Other Material Agreements

On the Effective Date, pursuant to a letter agreement dated as of July 14, 2016, among Verso Paper LLC, a subsidiary of Verso, Apollo Management V, L.P., and Apollo Management VI, L.P., the Management and Transaction Fee Agreement dated as of August 1, 2006, among Verso Paper LLC, Verso Paper Investments LP, Apollo Management V, L.P., and Apollo Management VI, L.P., was terminated and all rights and remedies thereunder were terminated, extinguished, waived and released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the ABL Facility and the Term Loan Facility set forth in Item 1.01 of this Report under the heading “Credit Facilities” is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan, Verso issued an aggregate of 33,366,784 shares of its Class A Common Stock and 1,023,859 shares of its Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with Class A Common Stock, “New Common Stock”) to the Holders of Allowed Claims. In addition, Verso issued Plan Warrants to purchase 1,810,035 shares of Class A Common Stock (subject to adjustments pursuant to the terms of the Plan Warrants), at an initial exercise price of $27.86 per share (subject to adjustments pursuant to the terms of the Plan Warrants), to the Holders of the Allowed Verso First Lien Claims.

Verso relied on Section 1145(a)(1) of the Bankruptcy Code as an exemption from the registration requirements of the Securities Act for the issuance of the New Common Stock and the Plan Warrants. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan, or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•	the securities must be issued either (a) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (b) principally in such exchange and partly for cash or property.

The information regarding the convertibility of shares of Class A Common Stock and Class B Common Stock set forth in Item 5.03 of this Report is incorporated by reference herein. The information regarding the terms governing the exercise of the Plan Warrants set forth in Item 1.01 of this Report under the heading “Warrant Agreement” is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information regarding the cancellation of the debt securities of the Debtors and Equity Interests set forth in Item 1.02 of this Report under the headings “Equity Interests” and “Debt Securities and Credit Agreements” is incorporated by reference herein.

The information regarding the amendment and restatement of Verso’s Certificate of Incorporation and Bylaws set forth in Item 5.03 of this Report is incorporated by reference herein.

Item 5.01	Change in Control of Registrant.

On the Effective Date, by operation of the Plan, all outstanding shares of the Pre-Effective Date Common Stock and other outstanding Pre-Effective Equity Interests were cancelled, and Verso issued shares of New Common Stock to the Holders of certain Allowed Claims pursuant to the terms of the Plan as discussed in Item 3.02 of this Report. In addition, as discussed in Item 5.02 of this Report, the composition of the Board as of the Effective Date is substantially different than the composition of the Board immediately prior to the Effective Date. The persons chosen to serve as directors of Verso as of the Effective Date were selected by the Consenting Creditor Groups in accordance with the terms of the Plan and the Restructuring Support Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain.

Departure and Appointment of Directors

On the Effective Date, by operation of the Plan, the following persons ceased to serve as directors of Verso: Michael E. Ducey, Thomas Gutierrez, Scott M. Kleinman, David W. Oskin, Eric L. Press, L.H. Puckett, Jr., Reed B. Rayman and David B. Sambur.

On the Effective Date, by operation of the Plan, Robert M. Amen and David J. Paterson, who were existing directors of Verso, and Alan J. Carr, Eugene I. Davis, Jerome L. Goldman and Jay Shuster, became members of the Board until the first annual meeting of Verso’s stockholders to be held in 2017 (the “2017 Annual Meeting”) and their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

•	Mr. Amen was the Chairman of the Board and Chief Executive Officer of International Flavors & Fragrances Inc. and before then worked for many years for International Paper Company where he held various senior management, sales and finance positions.

•	Mr. Carr is the founder and Chief Executive Officer of Drivetrain, LLC, a fiduciary services firm that supports the investment community in legally- and process-intensive investments as a representative, director or trustee.

•	Mr. Davis is the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a private consulting firm specializing in turnaround management, merger and acquisition consulting, and strategic planning advisory services for public and private business entities.

•	Mr. Goldman was an international tax specialist for many years at Ernst & Young LLP, a global accounting services firm.

•	Mr. Paterson is a director and the Chairman of the Board, President and Chief Executive Officer of Verso.

•	Mr. Shuster is the managing member of Shuster Group, LLC, a private consulting firm that advises businesses on ways to improve operational and financial performance and on the evaluation of management talent.

The persons chosen to serve as directors of Verso as of the Effective Date were selected by the Consenting Creditor Groups in accordance with the terms of the Plan and the Restructuring Support Agreement. The number of directors of Verso, by resolution of the Board, has been set at six.

The Board has appointed Messrs. Paterson and Amen to serve as the Chairman of the Board and the Lead Independent Director of Verso, respectively.

Committees of the Directors

The standing committees of the Board consist of an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Finance and Planning Committee.

•	The Board has appointed Messrs. Goldman (Chairperson), Amen and Shuster as the members of the Audit Committee.

•	The Board has appointed Messrs. Carr (Chairperson), Amen and Davis as the members of the Compensation Committee.

•	The Board has appointed Messrs. Amen (Chairperson), Carr, Davis, Goldman and Shuster as the members of the Corporate Governance and Nominating Committee.

•	The Board has appointed Messrs. Davis (Chairperson), Amen and Shuster as the members of the Finance and Planning Committee.

Compensation of Directors

As of the Effective Date, Verso will provide the following compensation to its nonemployee directors:

•	an annual cash retainer of $120,000 for each nonemployee director;

•	annual cash retainers of $25,000 for the Lead Independent Director, $20,000 for the Chairperson of the Audit Committee, $15,000 for the Chairperson of the Compensation Committee, and $15,000 for the Chairperson of the Finance and Planning Committee; and

•	an annual award of restricted stock units granted under the Performance Incentive Plan with an aggregate fair market value on the grant date of $80,000 for each nonemployee director.

The foregoing cash retainers will be prorated to cover the period from the Effective Date to but not including the date of the 2017 Annual Meeting.

Indemnification of Directors and Executive Officers

As of the Effective Date, Verso entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require Verso to (a) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Verso and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The agreements replaced any previously entered indemnification agreement between Verso and its directors and executive officers. Verso may enter into indemnification agreements with any future directors or executive officers.

Each indemnification agreement is in substantially the form included herein as Exhibit 10.6 to this Report. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

Executive Officers

As of the Effective Date, by operation of the Plan, the executive officers of Verso consisted of the following existing executive officers of Verso: David J. Paterson, President and Chief Executive Officer; Lyle J. Fellows, Senior Vice President of Manufacturing and Energy; Allen J. Campbell, Senior Vice President and Chief Financial Officer; Michael A. Weinhold, Senior Vice President of Sales, Marketing and Product Development; Peter H. Kesser, Senior Vice President, General Counsel and Secretary; Kenneth D. Sawyer, Senior Vice President of Human Resources and Communications; and Benjamin Hinchman, IV, Vice President and Chief Information Officer.

Biographical information about Verso’s executive officers is set forth in Amendment No. 1 to Verso’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 29, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance – Directors and Executive Officers,” which information is incorporated by reference herein.

The compensation arrangements for Verso’s named executive officers were not amended in connection with the effectiveness of the Plan, except, to the extent that any of such arrangements provided for equity awards, as of the Effective Date, such awards will no longer be honored.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, Verso filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, Verso adopted Amended and Restated Bylaws (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in Verso’s registration statement on Form 8-A filed with the SEC on July 15, 2016, which description is incorporated by reference herein.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are incorporated by reference herein. Copies of the Certificate of Incorporation and the Bylaws are included herein as Exhibits 3.1 and 3.2, respectively.

Item 7.01	Regulation FD Disclosure.

On the Effective Date, Verso issued a press release announcing its emergence from bankruptcy. A copy of the press release is included herein as Exhibit 99.1. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act.

Item 8.01	Other Events.

On July 7, 2016, pursuant to the terms of the Plan, the New York Stock Exchange (the “NYSE”) approved the listing of the Class A Common Stock for trading on the NYSE. On the Effective Date, pursuant to the terms of the Plan, Verso registered the Class A Common Stock under Section 12(b) of the Exchange Act. On July 18, 2016, trading in the Class A Common Stock on the NYSE commenced.

Forward-Looking Statements

In this Report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on Verso’s historical or anticipated performance and results. Although Verso believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual reports on Form 10-K and the quarterly reports on Form 10-Q filed by Verso as well as the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements: the ability of Verso Holdings to maintain access to funding under the ABL Facility; the ability of Verso Holdings to comply with the covenants under the Credit Facilities; and the ability of Verso to comply with the continued listing requirements of the NYSE. New factors emerge from time to time, and it is not possible for Verso to predict all of them, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Verso, therefore, cautions you against relying on these forward-looking statements. All forward-looking statements attributable to Verso or persons acting on Verso’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Verso undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Verso (incorporated by reference to Exhibit 3.1 of Verso’s registration statement on Form 8-A filed on July 15, 2016).

3.2	Amended and Restated Bylaws of Verso (incorporated by reference to Exhibit 3.2 of Verso’s registration statement on Form 8-A filed on July 15, 2016).

4.1	Form of specimen Class A Common Stock certificate.

4.2	Form of specimen Class B Common Stock certificate.

4.3	Form of specimen Plan Warrant certificate (included in Exhibit 10.4).

10.1	Asset-Based Revolving Credit Agreement dated as of July 15, 2016, among Verso Finance, Verso Holdings, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Barclays Bank PLC, as syndication agent, and Wells Fargo Bank, National Association and Barclays Bank PLC, as joint lead arrangers and joint bookrunners.

10.2	Senior Secured Term Loan Agreement dated as of July 15, 2016, among Verso Finance, Verso Holdings, each of the subsidiary loan parties party thereto, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and Barclays Bank PLC, Citigroup Global Markets Inc., and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint book runners.

10.3*	Verso Corporation Performance Incentive Plan.

10.4	Warrant Agreement dated as of July 15, 2016, between Verso and Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company N.A., collectively, as warrant agent.

10.5	Registration Rights Agreement dated as of July 15, 2016, among Verso, Oaktree FF Investment Fund Class F Holdings, L.P., Monarch Alternative Solutions Master Fund Ltd. and the other signatories thereto.

10.6*	Indemnification Agreement between Verso and the directors and officers of Verso and its subsidiaries (form).

99.1	Press Release issued by Verso on July 15, 2016.

*	An asterisk denotes a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Verso (incorporated by reference to Exhibit 3.1 of Verso’s registration statement on Form 8-A filed on July 15, 2016).

3.2	Amended and Restated Bylaws of Verso (incorporated by reference to Exhibit 3.2 of Verso’s registration statement on Form 8-A filed on July 15, 2016).

4.1	Form of specimen Class A Common Stock certificate.

4.2	Form of specimen Class B Common Stock certificate.

4.3	Form of specimen Plan Warrant certificate (included in Exhibit 10.4).

10.1	Asset-Based Revolving Credit Agreement dated as of July 15, 2016, among Verso Finance, Verso Holdings, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Barclays Bank PLC, as syndication agent, and Wells Fargo Bank, National Association and Barclays Bank PLC, as joint lead arrangers and joint bookrunners.

10.2	Senior Secured Term Loan Agreement dated as of July 15, 2016, among Verso Finance, Verso Holdings, each of the subsidiary loan parties party thereto, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and Barclays Bank PLC, Citigroup Global Markets Inc., and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint book runners.

10.3*	Verso Corporation Performance Incentive Plan.

10.4	Warrant Agreement dated as of July 15, 2016, between Verso and Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company N.A., collectively, as warrant agent.

10.5	Registration Rights Agreement dated as of July 15, 2016, among Verso, Oaktree FF Investment Fund Class F Holdings, L.P., Monarch Alternative Solutions Master Fund Ltd. and the other signatories thereto.

10.6*	Indemnification Agreement between Verso and the directors and officers of Verso and its subsidiaries (form).

99.1	Press Release issued by Verso on July 15, 2016.

*	An asterisk denotes a management contract or compensatory plan or arrangement.